UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

NEPHROGENEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36303	20-1295171
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Beechleaf Court Suite 900 Raleigh, NC	27604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 986-1780

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.
The information contained in Item 2.05 regarding the repayment in full by NephroGenex, Inc. (the “Company”) of its outstanding secured loan obligation to East West Bank is incorporated herein by reference. As a result of the repayment, the loan obligation was terminated.

Item 2.05     Costs Associated with Exit or Disposal Activities.
On February 22, 2016, the Board of Directors of the Company approved a restructuring plan involving reductions in headcount as part of a plan to reduce operating costs. The positions eliminated together represent approximately 50% of the Company’s workforce.
The Company expects to substantially complete the restructuring efforts relating to the headcount reductions in, and related charges will be incurred through, the second quarter of 2016. The Company estimates that it will incur restructuring charges in connection with the current reduction in headcount consisting of cash expenses for one-time termination benefits of between $150,000 and $250,000.
As a part of the restructuring plan, the Company also announced that it will pause the clinical program for its product candidate oral Pyridorin® for the treatment of diabetic nephropathy. The Company expects to incur additional restructuring charges in connection with the pausing of its clinical trials as further steps are determined.
The Company also announced the repayment in full of its outstanding secured loan obligation to East West Bank, in the approximate amount of $6.3 million which includes an end of term fee of $60,000. In connection with this repayment, the Loan and Security Agreement with East West Bank was terminated on February 23, 2016.
The Company is currently evaluating strategic alternatives, including a potential reverse merger transaction. MTS Health Partners, L.P., with whom the Company has been working, will assist the Company in evaluating these alternatives. Since these efforts may not be successful, in light of its limited cash reserves, the Company is considering all possible alternatives, including further restructuring activities, wind-down of operations and bankruptcy proceedings.

Item 8.01    Other Events
On February 24, 2016, the Company issued a press release providing the corporate update referenced above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This report contains certain statements that are, or may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the items identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (“SEC”) on March 24, 2015, and the “Risk Factors” sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 filed with the SEC on May 13, 2015, August 12, 2015 and November 12, 2015, respectively, as well as in other filings that we may make with the SEC in the future. The forward-looking statements contained in this press release reflect our current views with respect to future events, and we do not undertake and specifically disclaim any obligation to update any forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release issued February 24, 2016, by NephroGenex, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEPHROGENEX, INC.

Date: February 24, 2016	/s/ Pierre Legault
Pierre Legault Chief Executive Officer

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